UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 10, 2024

The Beachbody Company, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39735	85-3222090
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Continental Blvd Suite 400
El Segundo, California		90245
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (310) 883-9000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	BODI	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

President Compensation Letter Agreement

On April 10, 2024, Beachbody, LLC (“BODi”), a subsidiary of The Beachbody Company, Inc. (the “Company”), entered into a severance letter agreement with Michael Neiman, who serves as the Company’s President, Beachbody (the “Letter Agreement”). The material terms of the Letter Agreement are described below.

Under the Letter Agreement, if Mr. Neimand’s employment is terminated by BODi without “cause” or due to his resignation for “good reason” (each, as defined in the Letter Agreement), then he will be eligible to receive the following severance payments and benefits:

(i)
an amount equal to one-half times (or, if such termination occurs on or within 12 months following a “change in control”, one times) his annual base salary as in effect on the termination date, payable in substantially equal installments over the six-month period following the termination date;
(ii)
subsidized healthcare coverage for 12 months following the termination date, at the same levels as in effect on the termination date; and
(iii)
an additional 12 months of vesting for each outstanding and unvested time-vesting equity award then-held by Mr. Neimand in The Beachbody Company, Inc. (or, if such termination occurs on or within 12 months following a change in control, full accelerated vesting of all outstanding and unvested time-vesting equity awards then-held by Mr. Neimand).

The severance payments and benefits described above are subject to Mr. Neimand’s timely execution and non-revocation of a general release of claims in favor of the Company.

The foregoing description of the Letter Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of such agreement, a copy of which will be filed as an exhibit to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Letter Agreement by and between Beachbody, LLC and Michael Neimand, dated April 10, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Beachbody Company, Inc.

Date:	April 16, 2024	By:	/s/ Jonathan Gelfand
Jonathan Gelfand Executive Vice President, Business & Legal Affairs Corporate Secretary